                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12




                                   LAM RESEARCH CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

                            LAM RESEARCH CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 31, 1996

                            ------------------------

To the Stockholders:

    NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Lam Research Corporation (the "Company"), a Delaware corporation, will be held on Thursday, October 31, 1996, 10:00 a.m., local time, at the principal offices of the Company at 4650 Cushing Parkway, Fremont, California 94538, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve an amendment of the Company's 1984 Employee Stock Purchase Plan (the "1984 Purchase Plan") to increase the number of shares reserved for issuance thereunder by 350,000 shares to 1,687,500.

    3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1997.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on September 2, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors

                                          Richard H. Lovgren
                                          SECRETARY


Fremont, California
September 23, 1996


                             YOUR VOTE IS IMPORTANT
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                            LAM RESEARCH CORPORATION

                               ------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 31, 1996

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Information Concerning Solicitation and Voting............................     1
Proposal No. 1--Election of Directors.....................................     2
Security Ownership of Certain Beneficial Owners and Management............     4
Director Compensation.....................................................     5
Executive Compensation and Other Information..............................     5
Certain Relationships and Related Transactions............................    12
Compensation Committee Interlocks and Insider Participation...............    12
Report of the Compensation Committee......................................    12
Comparative Stock Performance.............................................    15
Proposal No. 2--Amendment of the 1984 Employee Stock Purchase Plan........    15
Proposal No. 3--Ratification of Appointment of Independent Auditors.......    20
Compliance with Section 16(a) of the Securities Exchange Act..............    20
Other Matters.............................................................    20

                            LAM RESEARCH CORPORATION

                                ----------------

            PROXY STATEMENT FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of Lam Research Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Thursday, October 31, 1996 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538. The Company's telephone number at that location is (510) 659-0200.


    These proxy solicitation materials will be mailed on or about September 30, 1996 to all stockholders entitled to vote at the meeting. A copy of the Company's 1996 Annual Report to Stockholders accompanies this Proxy Statement.


RECORD DATE AND PRINCIPAL SHARE OWNERSHIP


    Stockholders of record at the close of business on September 2, 1996 are entitled to receive notice of and to vote at the Annual Meeting. At the record date 30,298,633 shares of the Company's Common Stock were issued and outstanding.


REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

VOTING AND SOLICITATION

    Every stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected (five at this meeting) multiplied by the number of shares held by such stockholder, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder deems appropriate, provided that votes cannot be cast for more than five candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting. On all other matters, each share has one vote.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is involved and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present or represented by proxy at the meeting. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will not treat abstentions as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for approval of the amendments of the 1984 Purchase Plan, for ratification of the appointment of the designated independent auditors and, as the case may be with respect to any items not marked, as the proxy holders deem advisable, on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.



    The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Beacon Hill Partners, Inc. to aid in the solicitation of proxies from bankers, bank nominees and other institutional owners. The Company estimates that it will pay Beacon Hill a fee not to exceed $5,000 for its services and will reimburse Beacon Hill for certain out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.


DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 1997 Annual Meeting of Stockholders must be received by the Company no later than May 26, 1997 in order to have them included in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    A board of five directors is to be elected at the Annual Meeting. The bylaws of the Company provide that the number of directors shall be fixed at five. The proxies cannot be voted for a greater number of persons than the five nominees named below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

    The following table sets forth certain information concerning the nominees which is based on data furnished by them.


                                     DIRECTOR      PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
NOMINEES FOR DIRECTOR           AGE   SINCE                   DURING PAST FIVE YEARS
- ------------------------------  ---  --------   --------------------------------------------------

Roger D. Emerick..............  57     1982     Chairman of the Board since 1984. Chief Executive
                                                Officer of the Company since July 1982. Mr.
                                                Emerick is a Director of Electroglas, Inc., Brooks
                                                Automation, Inc., Integrated Process Equipment
                                                Corp., and Semiconductor Equipment and Materials
                                                International (SEMI).

David G. Arscott(1,2).........  52     1980     Mr. Arscott has been a director of the Company
                                                since 1980, and was Chairman of the Board from
                                                1982-1984. He is currently and has been since 1989
                                                General Partner of Compass Management Partners.
                                                From 1978 to 1989, Mr. Arscott was a Managing
                                                General Partner of Arscott, Norton & Associates, a
                                                venture capital firm.

Jack R. Harris(1,2)...........  54     1982     Mr. Harris has been a director of the Company
                                                since 1982. He is currently and has been since
                                                1986 Chairman, Chief Executive Officer, President
                                                and Chief Financial Officer of Optical
                                                Specialties, Inc. Mr. Harris is a director of
                                                ILEX.

Grant M. Inman(1,2)...........  54     1981     Mr. Inman has been a director of the Company since
                                                1981. He is currently and has been since 1985 a
                                                General Partner of Inman & Bowman. Mr. Inman is a
                                                director of Paychex, Inc. and Insite Vision.

Osamu Kano(1).................  59     1987     Mr. Kano has been a director of the Company since
                                                1987 and Chairman of Lam Research Co., Ltd. in
                                                Japan since 1991. From 1987 to June 1991, Mr. Kano
                                                served as the Company's Senior Vice President of
                                                Japan Operations. He is currently and has been
                                                since 1991 President of Innoquest Corporation. Mr.
                                                Kano is a director of Optical Specialties, Inc.,
                                                Innotech Corporation, and XMR, Inc.


- ------------------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

    There is no family relationship between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of four meetings during the fiscal year ended June 30, 1996. The Board of Directors has an Audit Committee and a Compensation Committee. There is no Nominating Committee or committee performing the functions of a nominating committee. There is no incumbent director who attended fewer than 75% of the meetings of the Board of Directors, and no incumbent director who attended fewer than 50% of the meetings of the committee or committees on which he served.

    The Audit Committee, which consists of directors Arscott, Harris, Inman and Kano, met two times during fiscal 1996. This committee recommends engagement of the Company's independent auditors, reviews the scope of the audit, considers comments made by the independent auditors with respect to accounting procedures and internal controls and the consideration given thereto by the Company's management, and reviews the internal accounting procedures and controls with the Company's financial and accounting staff.

    The Compensation Committee, which consists of directors Arscott, Harris and Inman, met four times and acted by Unanimous Written Consent three times during fiscal 1996. This committee recommends salaries, incentives and other forms of compensation for directors, officers and other employees of the Company, administers the Company's various incentive compensation and benefit plans and recommends policies relating to such compensation and benefit plans.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The table below sets forth the beneficial ownership of shares of Common Stock of the Company as of September 2, 1996 by: (i) each person or entity who, based on the information provided to the Company by such persons or entities, owned beneficially more than five percent of the Company's Common Stock and such person or entity's address; (ii) each director of the Company; (iii) each named executive officer described in the section of this proxy statement captioned "Executive Compensation and Other Information"; and (iv) all current directors and executive officers as a group.


                                                   SHARES     APPROXIMATE
      NAME OF PERSON OR IDENTITY OR GROUP         OWNED(1)   PERCENT OWNED
      ------------------------------------------  ---------  -------------
      Pioneering Management Corp. ..............  2,767,000      9.13
      60 State Street
      Boston, MA 02109-1975

      Miller Anderson & Sherrerd ...............  1,925,124      6.33
      1 Tower Bridge, 100 Front Street
      West Conshohocken, PA 19428-2889

      Roger D. Emerick .........................    256,839     *

      David G. Arscott .........................     81,408     *

      Jack R. Harris ...........................     30,000     *

      Grant M. Inman ...........................     47,633     *

      Osamu Kano ...............................     50,367     *

      Hsui-Sheng (Way) Tu ......................     50,485     *

      Henk J. Evenhuis .........................     87,564     *

      Raymond Degner ...........................     45,659     *

      Thomas Yep ...............................     39,779     *

      All current directors and executive
        officers as a group (15 persons) .......    792,725      2.62


- ------------------------

*   Less than one percent

(1) Includes 241,245, 24,000, 24,000, 24,000, 24,000, 42,853, 79,837, 33,181,
    35,899 and 623,747 subject to outstanding options that are currently exercisable or exercisable within 60 days after September 2, 1996 in favor of Mr. Emerick, Mr. Arscott, Mr. Harris, Mr. Inman, Mr. Kano, Mr. Tu, Mr. Evenhuis, Dr. Degner, Dr. Yep, and all current directors and executive officers as a group, respectively.

                             DIRECTOR COMPENSATION

    Directors who are not employees of the Company receive annual retainers of $15,000; meeting fees of $1,000 for each Board of Directors meeting attended, up to a maximum of four meetings (other than telephonic meetings), plus reimbursement for reasonable travel expenses; and committee meeting fees of $500, up to a maximum of four meetings, plus reimbursement for reasonable travel expenses. In addition, each person who is a non-employee director is automatically granted on the first business day of each calendar year an option to purchase 6,000 shares of the Company's Common Stock under the Company's Amended 1991 Incentive Stock Option Plan at a price per share equal to the fair market value of one share of the Company's Common Stock on that date. Each option has a term of ten years and is immediately exercisable. Options cease to be exercisable immediately upon termination of director status. An option will terminate to the extent it is not exercised.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (determined at the end of the last fiscal year) for the fiscal years ended June 30, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE


                                                                                         LONG TERM COMPENSATION
                                                                                        -------------------------
                                                         ANNUAL COMPENSATION            RESTRICTED    NUMBER OF
                                                -------------------------------------     STOCK       SECURITIES     ALL OTHER
                                                  SALARY      BONUS    OTHER ANNUAL      AWARD(S)     UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR    ($)(1)     ($)(1)   COMPENSATION($)      ($)        OPTIONS(#)        ($)
- ----------------------------------------  ----  ----------   -------  ---------------   ----------   ------------   ------------
Roger D. Emerick .......................  1996  640,758(2)   579,853     33,675(3)        99,494      60,000(6)      108,106(8)
Chairman of the Board and                 1995  577,105(2)   387,965        594(4)                    37,400          81,666(8)
  Chief Executive Officer                 1994  496,105(2)   349,068      3,354(4)                    25,000          55,478(8)

Hsui-Sheng (Way) Tu ....................  1996  273,926      205,683      2,033(4)        47,076      32,000(7)        3,095(9)
President                                 1995  190,772      133,745     --                           22,600           3,102(9)
                                          1994  164,251       83,815     --                           15,000               0

Henk J. Evenhuis .......................  1996  249,891      183,463      1,860(4)        31,515      22,000(7)        7,197(10)
Executive Vice President, Finance, and    1995  237,904      124,442        410(4)                    22,600           6,646(10)
  Chief Financial Officer                 1994  218,351      119,735     --                           15,000           4,993(10)

Raymond L. Degner ......................  1996  269,658      192,777      2,899(4)        33,495      22,000(7)        7,999(11)
Senior Vice President                     1995  234,214      121,018     38,956(5)                    22,600           8,131(11)
                                          1994  207,124      207,124         54(4)                    15,000           5,736(11)

Thomas O. Yep ..........................  1996  241,280      173,734      3,663(4)        31,193      28,000(7)        6,659(12)
Senior Vice President                     1995  225,582      107,935        753(4)                    22,600           7,062(12)
                                          1994  197,946       85,096         36(4)                    15,000           6,006(12)


- ------------------------------

 (1) The amounts shown include amounts earned but deferred at the election of executive officers under the Company's deferred compensation plans and the Company's Employee Savings Plus Plan, a qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended.

 (2) Included in this amount is $100,000 in benefits paid by the Company on behalf of Mr. Emerick pursuant to a deferred compensation agreement.

 (3) Included in this amount is $31,198 paid by the Company to buy out a five-year bonus and $2,477 interest earned on deferred compensation to the extent that the interest rate exceeds 120% of the applicable federal long-term rate.

 (4) The amounts indicated for each named executive officer include interest earned on deferred compensation to the extent that the interest rate exceeds 120% of the applicable federal long-term rate.

 (5) Included in this amount is $20,916 paid by the Company to buy out a five-year bonus and $658 interest earned on deferred compensation to the extent that the interest rate exceeds 120% of the applicable federal long-term rate.


 (6) Includes 30,000 stock options that were repriced on 1/15/96 to $33.625 per share.



 (7) Includes 11,000 stock options that were repriced on 1/15/96 to $33.625 per share.



 (8) Included in this amount is $100,000 for 1996, $75,000 for 1995 and $50,000 for 1994, under the terms of a Deferred Compensation Agreement between the Company and Mr. Emerick. Mr. Emerick may defer compensation of up to $500,000 over ten years, and the Company will match the first $50,000 of Mr. Emerick's deferrals in any year at the rate of 50%. No matching contribution will be made for any year in which the Company was not profitable. The Company's 50% matching contribution, if any, is cumulative only for profitable years based on aggregate contributions by Mr. Emerick and continues annually through the tenth year of the Agreement. Also included in these amounts are: $4,056 for Company match of 50% for up to 6% of total contributions to a qualified retirement plan pursuant to 401(k) for each employee for 1996, $2,310 for 1995 and $2,310 for 1994; and term life insurance premiums in the amount of $4,050 for 1996, $4,356 for 1995 and $3,168 for 1994.



 (9) Included in these amounts are $2,375 for 1996 and $2,310 for 1995 for Company match of 50% for up to 6% of total contributions to a qualified retirement plan pursuant to 401(k) for each employee; and $720 and $792 for term life insurance premiums for 1996 and 1995, respectively.



(10) Included in these amounts are $4,828 for 1996, $4,226 for 1995 and $2,686 for 1994 for Company match of 50% for up to 6% of total contributions to a qualified retirement plan pursuant to 401(k) for each employee; and $2,369, $2,420, and $2,307, for term life insurance premiums for 1996, 1995 and 1994, respectively.



(11) Included in these amounts are $5,155 for 1996, $4,963 for 1995 and $3,108 for 1994 for Company match of 50% for up to 6% of total contributions to a qualified retirement plan pursuant to 401(k) for each employee; and $2,844, $3,168, and $2,628, for term life insurance premiums for 1996, 1995 and 1994, respectively.



(12) Included in these amounts are $2,375 for 1996, $2,310 for 1995 and $2,310 for 1994 for Company match of 50% for up to 6% of total contributions to a qualified retirement plan pursuant to 401(k) for each employee; and $4,284, $4,752, and $3,696, for term life insurance premiums for 1996, 1995 and 1994, respectively.


STOCK PLANS

    The Company's Amended 1984 Incentive Stock Option Plan (the "1984 Option Plan") and the Amended 1991 Incentive Stock Option Plan (the "1991 Option Plan") (the 1984 Option Plan, and the 1991 Option Plan are collectively referred to as the "Option Plans"), permit the grant of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as nonstatutory stock options. Only employees (including employees of any company in which the Company owns directly or indirectly at least 50 percent of the voting shares) may receive incentive stock options, while employees, paid consultants and, in certain limited instances, outside directors may receive nonstatutory options.

    The Company repriced stock options on January 15, 1996 to $33.625 per share. All employees, including executives, holding options with an exercise price higher than $33.625 were permitted to cancel such options and have new options issued at the lower price. All repriced options are subject to a new four-year vesting period, beginning on the date of reissue.


    A total of 7,147,781 shares of Common Stock have been reserved for issuance under the Option Plans. As of September 2, 1996, options to purchase 3,435,040 shares had been exercised (of which 4,240 shares were subsequently repurchased), options to purchase 2,869,245 shares were outstanding at an average exercise price of $28.02 per share, and 819,419 shares remained available for future grant under the Option Plans. During fiscal 1996 the Company granted options to purchase 316,000 shares (140,000 of which were reissued pursuant to the January 15, 1996 repricing) to all current executive officers as a group (eleven persons) at an average exercise price of $33.90 ($56.17 prior to the repricing), options to purchase 24,000 shares to all current directors who are not executive officers as a group (four persons) at an average exercise price of $45.00, and options to purchase 1,655,448 shares (791,488 of which were reissued pursuant to the January 15, 1996 repricing) to all current employees as a group (excluding executive officers and directors) at an average exercise price of $34.72 ($53.79 prior to the repricing).



    In 1984 the Company adopted the 1984 Purchase Plan. The 1984 Purchase Plan is implemented by periodic six-month offerings. As of September 2, 1996, approximately 965,427 shares have been issued under the 1984 Purchase Plan. The 1984 Purchase Plan is administered by the Board of Directors of the Company or by a committee appointed by the Board. Employees of the Company or any majority owned subsidiary, including officers, are eligible to participate if they are customarily employed by the Company for at least 20 hours per week and more than five months per calendar year. The 1984 Purchase Plan currently permits eligible employees to purchase Common Stock through payroll deductions (which may not exceed ten percent of an employee's base compensation) at 85 percent of the fair market value at the beginning or at the end of each offering period, whichever is lower. Employees may end their participation in an offering at any time during the offering period and participation ends automatically on termination of employment with the Company.


    In 1995 the Company adopted a Performance-Based Restricted Stock Plan (the "Restricted Stock Plan"). The Restricted Stock Plan was implemented on January 1, 1996. As of September 2, 1996, approximately 39,624 shares (of the 150,000 shares reserved for issuance) had been issued under the Restricted Stock Plan. The Restricted Stock Plan is administered by the Board of Directors or by a committee appointed by the Board. The Restricted Stock Plan is designed to reward executives based on achievement of certain predetermined goals, which include overall corporate results, business unit performance, and certain qualitative factors such as organization and management development. These goals are formula-based so that 80% of the award is made on performance against financial objectives. Once performance has been measured against objectives, a stock award is granted based on the fair market value of the Company's stock at the close of the quarter. The award vests 100% at the end of five years. If an executive leaves the Company during the five year period following the date of award, any unvested shares are forfeited.


    See Proposal No. 2--"Amendment of the 1984 Employee Stock Purchase Plan."

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                     INDIVIDUAL GRANTS
                              -----------------------------------------------------------------------------------------------
                                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                                    AT ASSUMED ANNUAL RATES
                               NUMBER OF    % OF TOTAL                                                   OF STOCK PRICE
                              SECURITIES      OPTIONS                                                     APPRECIATION
                              UNDERLYING    GRANTED TO    EXERCISE OR BASE                             FOR OPTION TERM(2)
                                OPTIONS    EMPLOYEES IN        PRICE                               --------------------------
NAME                          GRANTED(1)    FISCAL YEAR        ($/SH)          EXPIRATION DATE          5%           10%
- ----------------------------  -----------  -------------  ----------------  ---------------------  ------------  ------------
Roger D. Emerick............      60,000         3.04%     $33.63 - 62.88    07/05/05 - 01/15/06   $  1,627,265  $  4,123,809

Hsui-Sheng (Way) Tu.........      32,000         1.62%     $33.63 - 62.88    07/05/05 - 01/31/06   $    863,119  $  2,187,312

Henk J. Evenhuis............      22,000         1.12%     $33.63 - 62.88    07/05/05 - 01/15/06   $    595,052  $  1,507,979

Raymond L. Degner...........      22,000         1.12%     $33.63 - 62.88    07/05/05 - 01/15/06   $    595,052  $  1,507,979

Thomas O. Yep...............      28,000         1.42%     $33.63 - 62.88    07/05/05 - 03/29/06   $    726,648  $  1,841,470


- ------------------------


(1) Includes options to purchase shares which were repriced on January 15, 1996, replacing options priced higher than $33.625 (See Summary Compensation Table, footnotes 6 and 7). The repricing was offered to all option holders who were not outside directors.


(2) The "potential realizable value" shown represents the potential gains based on annual compound stock price appreciation of 5 percent and 10 percent from the date of grant through the full 10-year option term, net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.

    The following table provides certain information concerning the exercise of options to purchase the Company's Common Stock in the fiscal year ended June 30, 1996 and the unexercised options held as of June 30, 1996 by the persons named in the Summary Compensation Table:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES


                                                                                                 VALUE OF
                                                                    NUMBER OF                   UNEXERCISED
                                                              UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                 SHARES                         FISCAL YEAR END(3)          FISCAL YEAR END(2)
                               ACQUIRED ON       VALUE      --------------------------  ---------------------------
NAME                           EXERCISE(#)   REALIZED($)(1) EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
- ----------------------------  -------------  -------------  -----------  -------------  ------------  -------------
Roger D. Emerick............            0      $       0       236,615        58,284    $  3,781,244   $    34,225

Hsui-Sheng (Way) Tu.........        1,500      $  40,688        40,507        38,548    $    312,084   $    17,927

Henk J. Evenhuis............            0      $       0        77,396        29,204    $    956,513   $    22,362

Raymond L. Degner...........            0      $       0        31,303        28,078    $    118,027   $    10,026

Thomas O. Yep...............            0      $       0        33,802        34,297    $    153,318   $    13,713


- ------------------------

(1) Market value of underlying securities at exercise minus the exercise price.

(2) Market value of underlying securities at year-end minus the exercise price.


(3) The repriced options replaced options that were cancelled and are no longer exercisable.

    The following table summarzies stock options granted to the executive officers of the Company that have been repriced during the past ten fiscal years.



                                          TEN-YEAR OPTION REPRICINGS

                                            NUMBER OF     MARKET
                                           SECURITIES    PRICE OF     EXERCISE                    LENGTH OF
                                           UNDERLYING    STOCK AT     PRICE AT                 ORIGINAL OPTION
                                             OPTIONS      TIME OF      TIME OF        NEW       TERM REMAINING
                                REPRICING   REPRICED     REPRICING    REPRICING    EXERCISE       AT DATE OF
             NAME                 DATE         (#)          ($)          ($)       PRICE ($)      REPRICING
- ------------------------------  ---------  -----------  -----------  -----------  -----------  ----------------
Roger D. Emerick .............     1/2/87      30,000    $    3.08    $    4.58    $    3.08   3 Years 281 Days
 Chairman of the Board and        8/23/90      30,000    $    2.04    $    3.08    $    2.04   1 Years 132 Days
 Chief Executive Officer          8/23/90     120,000    $    2.04    $    3.08    $    2.04   1 Years 132 Days
                                  8/23/90      22,500    $    2.04    $    2.71    $    2.04   2 Years 64 Days
                                  8/23/90      75,000    $    2.04    $    3.54    $    2.04   3 Years 43 Days
                                  8/23/90     100,005    $    2.04    $    3.46    $    2.04   4 Years 134 Days
                                  1/15/96      10,000    $   33.63    $   62.88    $   33.63   9 Years 171 Days
                                  1/15/96      20,000    $   33.63    $   47.50    $   33.63   9 Years 309 Days

Hsui-Sheng (Way) Tu ..........     1/2/87       1,500    $    3.08    $    6.63    $    3.08   4 Years 29 Days
 President                         1/2/87       1,500    $    3.08    $    4.67    $    3.08   4 Years 218 Days
                                  8/23/90         335    $    2.04    $    3.08    $    2.04   1 Years 132 Days
                                  8/23/90         626    $    2.04    $    3.08    $    2.04   1 Years 132 Days
                                  8/23/90       2,345    $    2.04    $    3.63    $    2.04   2 Years 73 Days
                                  8/23/90       7,500    $    2.04    $    3.54    $    2.04   4 Years 43 Days
                                  1/15/96       3,500    $   33.63    $   62.88    $   33.63   9 Years 171 Days
                                  1/15/96       7,500    $   33.63    $   47.50    $   33.63   9 Years 309 Days

Henk J. Evenhuis .............   10/26/87      60,000    $    2.71    $    5.13    $    2.71   4 Years 184 Days
 Executive Vice President         8/23/90      60,000    $    2.04    $    2.71    $    2.04   2 Years 64 Days
 Finance, and Chief Financial     8/23/90      15,000    $    2.04    $    3.54    $    2.04   3 Years 43 Days
 Officer                          1/15/96       3,500    $   33.63    $   62.88    $   33.63   9 Years 171 Days
                                  1/15/96       7,500    $   33.63    $   47.50    $   33.63   9 Years 309 Days

Raymond L. Degner ............     1/2/87      37,500    $    3.08    $    5.58    $    3.08   2 Years 303 Days
 Senior Vice President             1/2/87      37,500    $    3.08    $    4.83    $    3.08   3 Years  8 Days
                                   1/2/87      37,500    $    3.08    $    4.83    $    3.08   3 Years  8 Days
                                  8/23/90      37,500    $    2.04    $    3.08    $    2.04   1 Years 132 Days
                                  8/23/90       7,500    $    2.04    $    3.08    $    2.04   1 Years 132 Days
                                  8/23/90       7,500    $    2.04    $    2.71    $    2.04   2 Years 64 Days
                                  8/23/90      15,000    $    2.04    $    3.54    $    2.04   3 Years 43 Days
                                  1/15/96       3,500    $   33.63    $   62.88    $   33.63   9 Years 171 Days
                                  1/15/96       7,500    $   33.63    $   47.50    $   33.63   9 Years 309 Days

Thomas O. Yep ................     1/2/87      22,500    $    3.08    $    6.79    $    3.08   4 Years 363 Days
 Senior Vice President             1/2/87      22,500    $    3.08    $    6.79    $    3.08   4 Years 363 Days
                                   1/2/87      22,500    $    3.08    $    6.63    $    3.08   4 Years 29 Days
                                  8/23/90      22,500    $    2.04    $    3.08    $    2.04   1 Years 132 Days
                                  8/23/90       9,000    $    2.04    $    3.54    $    2.04   3 Years 43 Days
                                  8/23/90       7,500    $    2.04    $    3.54    $    2.04   4 Years 142 Days
                                  1/15/96       3,500    $   33.63    $   62.88    $   33.63   9 Years 171 Days
                                  1/15/96       7,500    $   33.63    $   47.50    $   33.63   9 Years 309 Days

George R. Canavan ............    1/15/96       1,050    $   33.63    $   62.88    $   33.63   9 Years 171 Days
 Vice President                   1/15/96       8,000    $   33.63    $   60.88    $   33.63   9 Years 289 Days
                                  1/15/96       5,000    $   33.63    $   47.50    $   33.63   9 Years 309 Days

                                    TEN-YEAR OPTION REPRICINGS (CONTINUED)

                                            NUMBER OF     MARKET
                                           SECURITIES    PRICE OF     EXERCISE                    LENGTH OF
                                           UNDERLYING    STOCK AT     PRICE AT                 ORIGINAL OPTION
                                             OPTIONS      TIME OF      TIME OF        NEW       TERM REMAINING
                                REPRICING   REPRICED     REPRICING    REPRICING    EXERCISE       AT DATE OF
             NAME                 DATE         (#)          ($)          ($)       PRICE ($)      REPRICING
- ------------------------------  ---------  -----------  -----------  -----------  -----------  ----------------
Robert C. Fink ...............    1/15/96       3,500    $   33.63    $   62.88    $   33.63   9 Years 171 Days
 Senior Vice President            1/15/96       7,500    $   33.63    $   47.50    $   33.63   9 Years 309 Days
Richard H. Lovgren ...........    1/15/96      20,000    $   33.63    $   57.00    $   33.63   9 Years 136 Days
 Vice President, General          1/15/96       3,500    $   33.63    $   62.88    $   33.63   9 Years 171 Days
 Counsel and Secretary            1/15/96       5,000    $   33.63    $   47.50    $   33.63   9 Years 309 Days
Larry N. Stewart .............    1/15/96       3,500    $   33.63    $   62.88    $   33.63   9 Years 171 Days
 Vice President                   1/15/96       5,000    $   33.63    $   47.50    $   33.63   9 Years 309 Days
Alexander M. Voshchenkov .....    1/15/96       3,500    $   33.63    $   62.88    $   33.63   9 Years 171 Days
 Vice President and Chief         1/15/96       7,500    $   33.63    $   47.50    $   33.63   9 Years 309 Days
 Technical Officer
Steve P. De Ornellas .........     1/2/87      15,000    $    3.08    $    5.58    $    3.08   2 Years 303 Days
 Former Vice President
Gordon D. Key ................    8/23/90       1,770    $    2.04    $    2.26    $    2.04   6 Years 304 Days
 Former Vice President            1/15/90       3,750    $    3.54    $    4.04    $    3.54   3 Years 45 Days
                                  8/23/90       7,500    $    2.04    $    3.54    $    2.04   3 Years 43 Days
                                  8/23/90      15,000    $    2.04    $    3.54    $    2.04   4 Years 142 Days
                                  8/23/90       3,750    $    2.04    $    3.54    $    2.04   2 Years 145 Days
Carl A. Kountz ...............     1/2/87      15,000    $    3.08    $    5.58    $    3.08   2 Years 303 Days
 Former President and Chief        1/2/87      30,000    $    3.08    $    4.58    $    3.08   3 Years 281 Days
 Operating Officer                8/23/90      15,000    $    2.04    $    3.08    $    2.04   1 Years 132 Days
                                  8/23/90      60,000    $    2.04    $    3.08    $    2.04   1 Years 132 Days
                                  8/23/90      30,000    $    2.04    $    3.08    $    2.04   1 Years 132 Days
                                  8/23/90      15,000    $    2.04    $    2.71    $    2.04   2 Years 64 Days
                                  8/23/90      45,000    $    2.04    $    3.54    $    2.04   3 Years 43 Days
                                  8/23/90      60,000    $    2.04    $    3.46    $    2.04   4 Years 134 Days
Joseph R. Monkowski ..........    8/23/90      75,000    $    2.04    $    3.54    $    2.04   2 Years 281 Days
 Former Executive Vice
 President and Chief Technical
 Officer
Steve Y. Muto ................     1/2/87      15,000    $    3.08    $    5.58    $    3.08   2 Years 303 Days
 Former Vice President             1/2/87      12,000    $    3.08    $    4.58    $    3.08   3 Years 281 Days
Alan D. Nolet ................    8/23/90      15,000    $    2.04    $    3.54    $    2.04   2 Years 281 Days
 Former Vice President            1/15/90      15,000    $    3.54    $    5.54    $    3.54   4 Years 197 Days
                                  8/23/90      15,000    $    2.04    $    3.54    $    2.04   4 Years 142 Days
                                  8/23/90      15,000    $    2.04    $    3.54    $    2.04   4 Years 145 Days
John F. Osborne ..............    8/23/90      75,000    $    2.04    $    4.08    $    2.04   2 Years 226 Days
 Former Senior Vice President     1/15/96       2,900    $   33.63    $   62.88    $   33.63   9 Years 171 Days
                                  1/15/96         600    $   33.63    $   62.88    $   33.63   9 Years 171 Days
                                  1/15/96       7,500    $   33.63    $   47.50    $   33.63   9 Years 309 Days
Bruce C. Rhine ...............    8/23/90      45,000    $    2.04    $    3.54    $    2.04   2 Years 281 Days
 Former Vice President
Colin C. Tierney .............    1/15/90      45,000    $    3.54    $    4.08    $    3.54   3 Years  81 Days
 Former Vice President and        8/23/90      45,000    $    2.04    $    3.54    $    2.04   2 Years 145 Days
 Chief Operating Officer

                                    TEN-YEAR OPTION REPRICINGS (CONTINUED)

                                            NUMBER OF     MARKET
                                           SECURITIES    PRICE OF     EXERCISE                    LENGTH OF
                                           UNDERLYING    STOCK AT     PRICE AT                 ORIGINAL OPTION
                                             OPTIONS      TIME OF      TIME OF        NEW       TERM REMAINING
                                REPRICING   REPRICED     REPRICING    REPRICING    EXERCISE       AT DATE OF
             NAME                 DATE         (#)          ($)          ($)       PRICE ($)      REPRICING
- ------------------------------  ---------  -----------  -----------  -----------  -----------  ----------------
Thomas J. Voehl ..............     1/2/87      15,000    $    3.08    $    5.58    $    3.08   2 Years 303 Days
 Former Vice President             1/2/87      30,000    $    3.08    $    4.58    $    3.08   3 Years 281 Days


    The following table sets forth, as to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers, all current executive officers as a group and all employees (excluding executive officers) as a group who participated in the 1984 Purchase Plan: (i) the number of shares of the Company's Common Stock purchased under the 1984 Purchase Plan during the last fiscal year; (ii) the dollar value of the benefit (see footnote
(1) to the table), and (iii) the amount of payroll deductions for future purchases accumulated through June 30, 1996 for the current purchase period under the Purchase Plan, which purchase period commenced March 25, 1996:

                        EMPLOYEE STOCK PURCHASE SUMMARY

                                                                         NO. OF       DOLLAR      CURRENT PERIOD
                                                                         SHARES        VALUE          PAYROLL
NAME OF INDIVIDUAL OR IDENTIFY OF GROUP                                 PURCHASED     ($)(1)        DEDUCTIONS
- ---------------------------------------------------------------------  -----------  -----------  -----------------

Roger D. Emerick.....................................................         703        7,391                0

Hsui-Sheng (Way) Tu..................................................           0            0                0

Henk J. Evenhuis.....................................................         291        3,238            2,800

Raymond L. Degner....................................................         351        3,742            3,576

Thomas O. Yep........................................................         310        3,340            3,577

All current executive officers as a group (11) persons...............       3,456       33,129            9,953

All current employees, excluding executive officers, as a group......     153,039    1,372,916        4,507,414

- ------------------------

(1) Market value on date of purchase minus the purchase price.

                  EMPLOYMENT CONTRACTS AND RETIREMENT BENEFITS


    In July 1996, the Company signed an employment agreement with Roger D. Emerick, Chairman of the Board and Chief Executive Officer. The agreement, which became effective as of July 1, 1996, provides for Mr. Emerick to serve as Chief Executive Officer of the Company for a period of two (2) years, which period extends automatically (but not beyond June 30, 2002) unless terminated by the Company or Mr. Emerick with at least 180 days advance notice. In the event Mr. Emerick ceases to serve as Chief Executive Officer of the Company, Mr. Emerick will serve as a consultant to the Company through June 30, 2002. The agreement provides for an initial annual base salary of $621,857, which will be reviewed at least annually. The agreement also provides for an annual performance bonus of up to 50% of base salary based on attainment of certain performance targets established by the Company's Board of Directors. For services as a consultant, the Company will pay Mr. Emerick a monthly consulting fee of $33,333. Mr. Emerick also participates in all of the incentive compensation plans and programs generally available to the senior management of the Company as well as any employee benefit plan maintained by the Company for its employees. In the event Mr. Emerick's employment is involuntarily terminated without cause, he will be entitled to receive a lump sum payment equal to his base pay through June 30, 1998 (if the termination occurs prior to that date), his targeted bonus amount, plus an amount equal to the consulting fee for the period beginning on the date of termination and ending June 30, 2002, subject to a maximum of 48 months, as well as certain other benefits. In addition, upon involuntary termination without cause or a change in control of the Company, the unvested portion of Mr. Emerick's stock options and restricted stock will automatically be accelerated in full so as to become fully vested. For a period of 24 months following Mr. Emerick's termination with the Company, Mr. Emerick may not perform services for any direct competitor of the Company and may not solicit any of the Company's employees to become employed by any other business enterprise.


    The Board of Directors also approved a plan in July 1996, allowing executives who retire from the Company to continue to participate in the Company's group medical and dental plans after retirement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In March 1994 the Board of Directors approved a fully secured loan in the amount of $100,000 plus applicable interest to Alexander Voshchenkov, Vice President and Chief Technical Officer. In November 1994, Dr. Voshchenkov borrowed $100,000 from the Company pursuant to a promissory note bearing interest at 6.34% per annum. As of November 1995, $100,000 plus accrued interest was paid in full.

    In April 1996, Roger D. Emerick, Chairman of the Board and Chief Executive Officer, borrowed $600,000 from the Company pursuant to a promissory note bearing interest at 5.05% per annum. As of June 30, 1996, $600,000 plus accrued interest remains outstanding.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Osamu Kano, Director of the Company since 1987, was a member of the Compensation Committee in fiscal 1993 and 1994. Mr. Kano is currently the Chairman of Lam Research Co., Ltd. in Japan, a subsidiary of the Company, and served as the Company's Senior Vice President of Japan Operations from 1987 to June 1991. As of August 18, 1994, Mr. Kano became a member of the Audit Committee and no longer serves on the Compensation Committee.

    Jack R. Harris, Director of the Company since 1982, is a member of the Compensation Committee. Mr. Harris is the Chairman, Chief Executive Officer, President and Chief Financial Officer of Optical Specialties, Inc. ("OSI"). The Company has invested a total of $500,000 to purchase Series A Preferred Stock and Series E Preferred Stock of OSI in two transactions. Other outside investors also participated in the transactions. The latter of the transactions took place on December 14, 1994.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee (the "Committee") of the Board of Directors, comprised of three non-employee directors, determines and administers the Company's executive compensation policies and programs.

COMPENSATION POLICIES

    One of the Committee's primary goals in setting compensation policies is to maintain competitive, progressive programs to attract, retain and motivate high caliber executives, foster teamwork and maximize the long-term success of the Company by appropriately rewarding such individuals for their achievements. Another goal is to provide an incentive to executives to focus efforts on long-term strategic goals for the Company by closely aligning their financial interests with stockholder interests. To attain these goals, the Committee has designed the Company's executive compensation program to include base salary, annual incentives and long-term incentives.

    In formulating and administering the individual elements of the Company's executive compensation program, the Committee emphasizes planning, implementing and achieving long-term objectives and strives to use prudent judgment in establishing performance objectives, evaluating performance and determining actual incentive awards.

    The Committee believes that the Company's executive compensation programs have met these objectives. The Company has been able to attract and retain the executive talent necessary to support a corporation which has increased its revenues by more than 381% percent over the last four years, while providing higher than average stockholder returns (see the Performance Graph on page 15).


COMPENSATION COMPONENTS

BASE SALARY

    The Committee establishes the base salaries of executive officers after review of relevant data of other executives with similar responsibilities from published industry reports and surveys of similarly situated companies. Accordingly, the Committee strives to maintain the Company's annual executive salaries at levels competitive with the market average base salary of executive officers in similar positions. The market is comprised of similarly sized high technology companies within and outside the Company's industry. In addition, a large portion of each executive officer's compensation will be annual incentives in the form of a cash bonus, provided certain target performance objectives are met.

ANNUAL INCENTIVES

    The more aggressive incentive bonus levels for executives are intended to provide the appropriate elements of variability and risk. Bonus payments are tied specifically to targeted corporate performance. The Committee will establish a base bonus amount, determined through review of a competitive market survey for executives at similar levels, which will be incrementally reduced if the Company does not meet its targeted performance or increased if the Company exceeds its targeted performance. There is no minimum or maximum percentage by which the bonus can be reduced or increased.

LONG-TERM INCENTIVES

    STOCK OPTIONS

    The Committee grants stock options to focus the executive's attention on the long-term performance of the Company and on maximizing stockholder value. The grant of stock options is closely tied to individual executive performance. The Committee grants such stock options after a review of various factors, including the executive's potential contributions to the Company, current equity ownership in the Company and vesting rates of existing stock options, if any. Stock options are granted with an exercise price equal to the current fair market value of the Company's stock and utilize vesting periods to encourage retention of executive officers. Because of the direct benefit executive officers receive through improved stock performance, the Committee believes stock options serve to align the interests of executive officers closely with those of other stockholders.

    RESTRICTED STOCK

    Restricted stock awards are granted to executives under the Restricted Stock Plan, which was approved by the Company's stockholders in 1995. The award of restricted stock is based upon the Company's performance against quarterly targets. Because the restricted stock does not vest until five years after the date of the award, the Restricted Stock Plan is expected to serve as a retention tool, as well as a means of aligning executive and stockholder interests.

    DEFERRED COMPENSATION PLAN

    Another component of the Company's executive compensation program is the Executive Deferred Compensation Plan (the "Deferred Plan"), a voluntary, non-tax-qualified, deferred compensation plan that encourages officers to save for retirement. Under the Deferred Plan, participants are entitled to defer compensation until retirement, death, other termination of employment, or until specified dates. Participants receive a fixed rate yield based on the average annual interest rate of ten-year United States Treasury

Notes for the previous ten years. An enhanced yield of up to 115 percent of the fixed rate yield will be payable in the event of death, retirement under certain circumstances, and termination of employment after plan participation for a specified number of years. Because the benefits of the Deferred Plan increase with each year of participation, offering the Deferred Plan to executives encourages them to stay with the Company.

    STOCK OPTION REPRICING

    In January 1996, the Compensation Committee authorized the reduction of the exercise price under options granted to employees, including executives, which had an exercise price higher than the current market price of the Company's Common Stock at the time of the repricing ($33.625). The options granted to employees were designed to provide incentive to the employees to work to achieve long term success for the Company. The decline in the market price of the Company's Common Stock since the date the options were granted frustrated the purpose of the options and the Committee deemed it to be in the best interests of the Company to allow the reissue of the options to reduce the exercise price to the market price at the time of the reissue. All repriced options are subject to a new four-year vesting period, beginning on the date of reissue.

COMPENSATION OF CHIEF EXECUTIVE OFFICER


    The Committee bases compensation of the Chief Executive Officer, Mr. Roger
D. Emerick, on the policies and procedures described above. In determining Mr. Emerick's base salary and bonus, the Committee examined compensation levels for other chief executive officers in high technology firms within and outside the industry. The Committee compared this information to the relevant performance of such firms relative to the Company's performance. Mr. Emerick's fiscal 1996 compensation arrangement, which included the grant of 60,000 stock options (30,000 of which were reissued stock options pursuant to the January 15, 1996 repricing), reflects the Company's strong performance in the 1996 fiscal year, in which the Company's earnings increased to $141.1 million from $89.2 million and revenue grew to $1276.9 million from $810.6 million in the prior year. The Committee recognizes that the Company's growth was the result of strategic planning adopted and implemented by Mr. Emerick and his management staff over a number of years. Mr. Emerick's current employment agreement and compensation arrangement with the Company also reflects the Company's desire to retain and motivate him with long-term incentives. In addition to the grant of 60,000 stock options and participation in the Deferred Plan, Mr. Emerick received 3,318 shares of restricted stock under the Restricted Stock Plan. Mr. Emerick also has a ten-year deferred compensation arrangement with the Company, which provides for an increasing portion of compensation to be paid to Mr. Emerick each year in which the Company is profitable. (See Summary Compensation Table, footnote 7.)


EFFECT OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Code generally limits the corporate deduction for compensation paid to certain executive officers to $1 million, unless the compensation is performance based. The Committee has carefully considered the potential impact of this tax code provision on the Company and has concluded in general that the best interests of the Company and the stockholders will be served if certain of the Company's stock-based long-term incentives qualify as performance-based compensation within the meaning of the Code. It is the Committee's intention that, so long as it is consistent with its overall compensation objectives, virtually all executive compensation will be deductible for federal income tax purposes.

                                         COMPENSATION COMMITTEE

                                              David G. Arscott
                                               Jack R. Harris
                                                Grant Inman

                         COMPARATIVE STOCK PERFORMANCE

    Set forth below is the graph comparing the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years. The graph compares stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Stock Market Index (U.S. companies only) and the Hambrecht & Quist ("H&Q") Semiconductor Index over the same period (assuming the investment in Lam Research Common Stock and each index was $100 on June 30, 1991 and that dividends, if any, were reinvested). The stock price performance shown on the graph is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              LAM RESEARCH   NASDAQ STOCK MARKET -U.S.    H&Q SEMICONDUCTOR SECTOR
30-Jun-91            100.00                      100.00                      100.00
31-Jul-91            117.39                      105.92                      102.19
31-Aug-91            131.88                      111.19                      106.14
30-Sep-91            113.04                      111.60                       92.38
31-Oct-91            155.07                      115.28                       97.65
30-Nov-91            146.38                      111.41                       92.87
31-Dec-91            144.93                      125.03                      108.12
31-Jan-92            172.46                      132.34                      126.81
29-Feb-92            159.42                      135.33                      134.08
31-Mar-92            149.28                      128.95                      118.06
30-Apr-92            127.54                      123.42                      115.49
31-May-92            133.33                      125.02                      112.83
30-Jun-92            137.68                      120.13                      113.53
31-Jul-92            142.03                      124.39                      121.68
31-Aug-92            156.52                      120.59                      119.02
30-Sep-92            192.75                      125.07                      133.79
31-Oct-92            195.65                      129.99                      142.80
30-Nov-92            242.03                      140.34                      152.75
31-Dec-92            242.03                      145.50                      169.75
31-Jan-93            286.96                      149.64                      197.24
28-Feb-93            308.70                      144.06                      210.66
31-Mar-93            349.28                      148.23                      214.31
30-Apr-93            347.83                      141.90                      192.06
31-May-93            428.99                      150.38                      221.98
30-Jun-93            459.42                      151.08                      225.90
31-Jul-93            484.06                      151.26                      227.73
31-Aug-93            546.38                      159.07                      270.45
30-Sep-93            591.27                      163.81                      284.06
31-Oct-93            460.85                      167.49                      248.49
30-Nov-93            521.71                      162.50                      247.77
31-Dec-93            565.19                      167.03                      251.56
31-Jan-94            621.71                      172.10                      272.66
28-Feb-94            626.06                      170.49                      289.65
31-Mar-94            539.10                      160.00                      284.98
30-Apr-94            526.06                      157.93                      271.89
31-May-94            499.97                      158.31                      277.66
30-Jun-94            486.93                      152.52                      267.72
31-Jul-94            491.28                      155.65                      281.04
31-Aug-94            617.36                      165.57                      302.49
30-Sep-94            699.96                      165.15                      292.58
31-Oct-94            782.57                      168.40                      316.30
30-Nov-94            734.75                      162.81                      308.88
31-Dec-94            647.79                      163.27                      308.91
31-Jan-95            652.14                      164.18                      313.99
28-Feb-95            695.62                      172.86                      352.79
31-Mar-95            778.22                      177.99                      373.04
30-Apr-95            878.22                      183.59                      425.83
31-May-95            995.60                      188.33                      460.99
30-Jun-95           1112.99                      203.59                      523.55
31-Jul-95           1186.90                      218.55                      597.24
31-Aug-95           1047.77                      222.97                      586.09
30-Sep-95           1039.08                      228.10                      591.68
31-Oct-95           1058.64                      226.79                      555.98
30-Nov-95            952.13                      232.11                      492.00
31-Dec-95            795.61                      230.87                      429.91
31-Jan-96            743.44                      232.00                      424.07
29-Feb-96            641.27                      240.85                      426.24
31-Mar-96            608.67                      241.63                      406.02
30-Apr-96            704.31                      261.68                      465.19
31-May-96            691.27                      273.72                      450.78
30-Jun-96            452.15                      261.37                      389.13

                                 PROPOSAL NO. 2
               AMENDMENT OF THE 1984 EMPLOYEE STOCK PURCHASE PLAN

    In July 1996, the Board of Directors approved an amendment to the 1984 Employee Stock Purchase Plan (the "1984 Purchase Plan") increasing the number of shares reserved thereunder from 1,337,500 to 1,687,500. The stockholders are being asked to approve this amendment at the Annual Meeting.


    In 1984 the Company adopted the 1984 Purchase Plan and reserved 112,500 shares for issuance under said plan. In November 1987, the Board of Directors amended the 1984 Purchase Plan to increase the number of shares reserved thereunder to 262,500, which amendment was approved by stockholders in February 1988. In September 1989, the Board of Directors amended the 1984 Purchase Plan to increase the number of shares authorized thereunder to 487,500 which amendment was approved by stockholders in November 1989. In July 1991, the Board of Directors amended the 1984 Purchase Plan to increase the number of shares authorized thereunder to 862,500 which amendment was approved by stockholders in November 1991. In July 1993, the Board of Directors amended the 1984 Purchase Plan to increase the number of shares authorized thereunder to 1,087,500, which amendment was approved by stockholders in October 1993. In August 1994, the Board of Directors amended the 1984 Purchase Plan to increase the number of shares authorized thereunder to 1,187,500, which amendment was approved by the stockholders in October 1994. In August 1995, the Board of Directors amended the 1984 Employee Stock Purchase Plan to increase the number of shares authorized thereunder to 1,337,500, which amendment was approved by the stockholders in October 1995.

PURPOSE

    The purpose of the 1984 Purchase Plan is to provide employees (including officers) of the Company who participate in the 1984 Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deductions.

ADMINISTRATION

    The 1984 Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board, and is currently being administered by the Board of Directors. All questions of interpretation or application of the 1984 Purchase Plan are determined in the sole discretion of the Board of Directors or its committee, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the 1984 Purchase Plan, provided that such members may not vote on any matter affecting administration of the 1984 Purchase Plan or serve on a committee formed to administer the 1984 Purchase Plan. No charges for operations or other costs may be made against the payroll deductions of a participant in the 1984 Purchase Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1984 Purchase Plan.

ELIGIBILITY


    Any regular employee (including an officer) who is employed by the Company (or by any of its majority-owned subsidiaries) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the 1984 Purchase Plan, provided that such employee is employed on the commencement date of the offering period and subject to certain limitations imposed by
Section 423(b) of the Code. As of September 2, 1996, approximately 4,500 employees were eligible to participate in the 1984 Purchase Plan; 2,456 employees are participating in the offering period ending September 22, 1996.


    Notwithstanding the foregoing, no employee shall be permitted to subscribe for shares under the plan if, immediately after the grant of the option, the employee would own five percent or more of the voting stock or value of all classes of stock of the Company or its majority-owned subsidiaries (including stock which may be purchased through subscriptions under the plan or pursuant to any other options), nor shall any employee be granted an option which would permit his or her rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the fair market value of the shares at the time the option is granted) for each calendar year in which such option is outstanding at any time.

OFFERING DATES

    The 1984 Purchase Plan is implemented by one offering during each six-month period of the plan. Since its adoption in 1984, there have been 20 six-month offering periods. The twenty-first offering period will begin on September 25, 1996. The Board of Directors has the power to alter the duration of the offering periods without stockholder approval.

PARTICIPATION IN THE PLAN

    Eligible employees become participants in the 1984 Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, or at such other time as may be determined by the Board of Directors for all eligible employees with respect to a given offering. An employee who becomes eligible to participate in the 1984 Purchase Plan after the commencement of an offering may not participate in the plan until the commencement of the next offering.

PURCHASE PRICE

    The purchase price per share at which shares are sold under the 1984 Purchase Plan is the lower of 85 percent of the fair market value of a share of Common Stock on the date of commencement of the offering period or 85 percent of the fair market value of a share of Common Stock on the last day of the six-month offering period. For so long as the Company's Common Stock is listed on the Nasdaq National Market, the fair market value of the Common Stock on a given date shall be based upon the mean of the bid and asked price as of such date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed ten percent of a participant's eligible compensation, which is defined in the 1984 Purchase Plan to include all regular straight time salary, exclusive of any payments for overtime, bonuses, commissions or incentive compensation. A participant may discontinue his or her participation in the 1984 Purchase Plan or may decrease, but not increase, the rate of payroll deductions at any time during the offering period. Payroll deductions shall commence on the first payday following the commencement date of the offering and shall continue at the same rate until the end of the offering period unless sooner terminated as provided in the 1984 Purchase Plan.

    All payroll deductions are credited to the participant's account under the 1984 Purchase Plan and are deposited with the general funds of the Company. To the extent that an employee's payroll deductions exceed the amount required to purchase the shares subject to option, such excess is refunded to the employee without interest. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

PURCHASE OF STOCK; EXERCISE OF OPTION

    By executing a subscription agreement to participate in the 1984 Purchase Plan, each employee is in effect granted an option to purchase shares of Common Stock. The maximum number of shares placed under option to a participant in an offering shall not be allowed to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which the option is outstanding. See "Payment of Purchase Price; Payroll Deductions" for limitations on payroll deductions. If the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the 1984 Purchase Plan, a pro rata allocation of the shares remaining shall be made in as equitable a manner as is practicable. Unless an employee withdraws from participation in the plan (See "Withdrawal") or his or her participation is otherwise discontinued (See "Termination of Employment"), the employee's option for the purchase of shares will be exercised automatically at the end of the offering period for the maximum number of shares at the applicable price.

WITHDRAWAL

    While each participant in the 1984 Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the 1984 Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period. Any withdrawal by the employee of accumulated payroll deductions for a given offering automatically terminates the employee's interest in that offering. A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the 1984 Purchase Plan except for officers subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Securities Exchange Act").

    In effect, therefore, the employee is given an option which he or she may or may not exercise at the end of the six-month offering period. By executing the subscription agreement to choose to participate in the 1984 Purchase Plan, the employee does not become obligated to make the stock purchase; rather, the subscription agreement is merely an election by the employee to have shares placed under option to him or her. Unless the employee's participation is discontinued or his or her payroll deductions withdrawn, however, the option for the purchase of shares will be exercised automatically at the end of the offering period, and the maximum number of full shares subject to option which are purchasable with the employee's accumulated payroll deductions will be purchased for the employee at the applicable price.

TERMINATION OF EMPLOYMENT

    Termination of a participant's continuous status as an employee for any reason, including retirement or death, cancels his or her participation in the 1984 Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement. Failure to remain in the continuous employ of the Company for at least 20 hours per week during the offering period will be deemed to be a withdrawal from the 1984 Purchase Plan.

CAPITAL CHANGES

    In the event any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the shares subject to purchase and in the purchase price per share, subject to any required action by the stockholders of the Company.

    In the event of the liquidation or dissolution of the Company, the offering period shall terminate automatically unless otherwise provided by the Board. In the event of the merger of the Company with another corporation or the sale of substantially all of the assets of the Company, the 1984 Purchase Plan provides that each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation. If the successor corporation does not agree to assume the option or to substitute an equivalent option, the Board shall provide for the optionee to have the right to exercise the option as to all the optioned stock, including the shares as to which the option would not otherwise be exercisable.

NONASSIGNABILITY

    No rights or accumulated payroll deductions of an employee under the 1984 Purchase Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Company as an election to withdraw from the 1984 Purchase Plan.

REPORTS

    Individual accounts will be maintained for each participant in the 1984 Purchase Plan. Each participant shall receive as promptly as practicable after the end of the six-month offering period a report of his or her account setting forth the total amount of payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board of Directors may at any time amend or terminate the 1984 Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the 1984 Purchase Plan without prior approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the 1984 Purchase Plan, materially modify the eligibility requirements under the 1984 Purchase Plan or materially increase the benefits which may accrue to participants under the 1984 Purchase Plan. In addition, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act, or with Section 422 of the Code, (or any other applicable law or regulation), the Company shall obtain stockholder approval of any amendment of the 1984 Purchase Plan in such a manner and to such a degree as required. In any event the 1984 Purchase Plan will terminate in 2004.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

    The 1984 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax. If the shares have been held by the participant for more than two years after the first day of the offering period and more than one year after the purchase date of the shares, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares, or (b) 15% of the fair market value of the shares on the first day of the offering period, will be treated as ordinary income, and any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the last day of the offering period over the purchase price will be treated as ordinary income, and any further gain or any loss on such disposition will be capital gain or loss. Different rules may apply with respect to optionees subject to Section 16(b) of the Securities Exchange Act. The Company is not entitled to a deduction for amounts taxable to a participant, except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding periods described above.

    THE FOREGOING IS ONLY A SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE 1984 PURCHASE PLAN TO PARTICIPANTS AND THE COMPANY AND DOES NOT PURPORT TO BE COMPLETE. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE INCOME TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE. EACH PARTICIPANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING APPLICABILITY OF THESE TAX LAWS.

RESTRICTION ON RESALE

    Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act of 1933, as amended (the "Securities Act"). Common Stock acquired under the 1984 Purchase Plan by an affiliate may only be reoffered or resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

VOTE REQUIRED

    Approval of the amendment increasing shares under the 1984 Purchase Plan will require the affirmative vote of a majority of the outstanding shares of Common Stock present or represented at the meeting.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
            THE INCREASE IN THE NUMBER OF SHARES RESERVED UNDER THE
                       1984 EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Unless marked to the contrary, proxies received will be voted "FOR" the ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for the current year. Ernst & Young LLP has been the Company's independent auditors since fiscal year 1981.

    Audit services of Ernst & Young LLP during the 1996 fiscal year included the examination of the consolidated financial statements of the Company and services related to filings with the Securities and Exchange Commission ("SEC") and other regulatory bodies.

    The Audit Committee of the Company meets with Ernst & Young LLP on an annual or more frequent basis. At such time the Audit Committee reviews both audit and non-audit services performed by Ernst & Young LLP for the preceding year, as well as the fees charged for such services. Among other things, the effect that the performance of non-audit services may have upon the independence of the auditors is examined.

    A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. Moreover, the representative will be available to respond to appropriate questions from the stockholders.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the last fiscal year, it complied with all filing requirements applicable to its officers, directors and ten percent stockholders.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

    It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          THE BOARD OF DIRECTORS


Dated: September 23, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             LAM RESEARCH CORPORATION
                       1996 ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 31, 1996


     The undersigned stockholder of LAM RESEARCH CORPORATION (the "Company"), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 23, 1996, and 1996 Annual Report to Stockholders, and hereby appoints Roger D. Emerick and Richard H. Lovgren, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Stockholders of LAM RESEARCH CORPORATION to be held on October 31, 1996 at 10:00 a.m., local time, at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below, and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE 1984 EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                              FOLD AND DETACH HERE

Please mark your votes as indicated in this example

     /X/

- -------------------------------------------------------------------------------
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

- -----------------------------------          ---------------------------
          ACCOUNT NUMBER                               COMMON


1.        Election of Directors:

     FOR all nominees              WITHHOLD  (If you wish to withhold authority
     listed below                            to vote for any individual nominee,
     (except as                              strike a line through the nominee's
     indicated).                             name in the list below).
                                             Roger D. Emerick; David G. Arscott;
                                             Jack R. Harris; Grant M. Inman;
                                             Osamu Kano

          / /                      / /


2. Proposal to approve an Amendment of the 1984 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 350,000 shares to 1,687,500:

          FOR            AGAINST             ABSTAIN
          / /              / /                 / /


3. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for fiscal 1997:

          FOR            AGAINST             ABSTAIN
          / /              / /                 / /


          (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all holders should sign.)

Signature(s):

- ----------------------------------------------------

- ----------------------------------------------------

Dated                                   , 1996
     -----------------------------------
          (Be sure to date Proxy.)

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.